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                                                                   EXHIBIT 10.19

                           LEW LIEBERBAUM & CO., INC.
                              600 OLD COUNTRY ROAD
                          GARDEN CITY, NEW YORK 11530


                              CONSULTING AGREEMENT



                                        _________________, 1995



All American Semiconductor, Inc.
16115 N.W. 52 Avenue
Miami, Florida 33014

Attention:       Bruce M. Goldberg
                 President

Gentlemen/Ladies:

         This will confirm the arrangements, terms and conditions pursuant to which Lew Lieberbaum & Co., Inc. (the "Consultant") has been retained to serve as consultant and advisor to All American Semiconductor, Inc., a Delaware corporation (the "Company"), for the term set forth in Section 3 below. The undersigned hereby agree to the following terms and conditions:

                 1. ENGAGEMENT. The Company hereby retains the Consultant to perform consulting and advisory services, and the Consultant hereby accepts such retention and agrees to do and perform consulting and advisory services, upon the terms and conditions set forth herein.

                 2.       DUTIES OF THE CONSULTANT.

                          (a)     CONSULTING SERVICES.  The Consultant will
provide such general financial consulting services and advice pertaining to the Company's business affairs (as further set forth below), as and when the Company may from time to time reasonably request upon reasonable notice. Without limiting the generality of the foregoing, the Consultant will assist the Company in developing, studying and evaluating financing and capital structure and corporate financing proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.





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                          (b)     FINANCING.  The Consultant will assist and
represent the Company in obtaining both short and long- term financing, when so requested by the Company in the Company's sole discretion. The Consultant will be entitled to additional compensation under such terms as may be agreed to by the parties in connection therewith.


                          (c)  WALL STREET LIAISON.  The Consultant will, when
appropriate, arrange meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.


         The services described in this Section 2 shall be rendered by the Consultant in consultation with the Company at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as the Consultant may reasonably determine.


                 3. TERM. The term of this Agreement shall commence on the date hereof and continue for a period of two years from the date hereof (the "TERM").


                 4. COMPENSATION. As compensation in full for the Consultant's services hereunder during the Term, the Company shall pay to the Consultant the sum of sixty-six thousand ($66,000) dollars, which amount shall be paid at the closing of the public offering contemplated by the Underwriting Agreement, dated _____, 1995 between the parties.

                 5.       EXPENSES.        The Company shall pay and reimburse
the Consultant for all reasonable out-of-pocket expenses incurred by the Consultant and approved in advance in writing by the Company in the performance of its services under this Agreement.

                 6. RELATIONSHIP. Nothing herein shall constitute the Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, the Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.


                 7. CONFIDENTIALITY. Except in the course of the performance of its duties hereunder, and in such case, only upon express written consent of the Company, the Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known or is in the public domain.

                 8. FINDER'S OR BROKER'S FEES. The Company acknowledges and agrees that, with the written agreement and at the request of the Company, the Consultant may act as a finder or financial consultant in various business transactions in which the Company or any of its subsidiaries may be involved, such as mergers, acquisitions, joint ventures or investments, and that the Consultant may be entitled to receive a finder's fee or brokerage commission or other rights, profits or payments in connection with such transactions provided, however, that





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the Company and the Consultant have entered into an agreement prior thereto regarding the services to be performed by and the fee to be paid to the Consultant.


                 9. PERMITTED ACTIVITIES. Nothing contained in this Agreement shall limit or restrict the right of the Consultant or of any officer, director, shareholder, employee, agent or representative of the Consultant to be a partner, owner, director, officer, employee, agent or representative of, or engage in, any other business, whether of a similar nature or not, or limit or restrict the right of the Consultant to render services of any kind to any other corporation, firm, individual or other entity.


                 10. ASSIGNMENT AND TERMINATION. This Agreement shall not be assignable by any party except to a successor to all or substantially all of the business of either party without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.


                 11. ATTORNEY'S FEES. In the event of any litigation concerning any controversy, claim or dispute between the parties hereto arising out of or relating to this Agreement or the breach or interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.


                 12.      NOTICES.         All notices hereunder shall be in
writing and shall be validly given, made or served if in writing and delivered personally or five days after being sent first class certified or registered mail, postage prepaid or one day after being sent by nationally recognized overnight courier to the party for whom intended at the addresses as set forth above or at such other address as may be provided.

                 13. GOVERNING LAW; SUBMISSION TO JURISDICTION. This agreement shall be interpreted, construed, governed and enforced according to the laws of the State of New York without giving effect to the conflicts of law rules thereof. The Company and the Consultant hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Eastern or Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Consultant hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon the Company or the Consultant at the option of the party bringing such action, proceeding or claim may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to such other party at the address and as set forth in





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Section 12 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Consultant agree that the prevailing party shall be entitled to recover all of its reasonable legal costs and expenses to such action or proceeding and/or incurred in connection with the preparation therefor.


                 14. AMENDMENTS. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                 15. INDEMNIFICATION. As a consultant for the Company, the Consultant must at times rely upon the information supplied to the Consultant by the Company's officers, directors, agents and employees as to accuracy and completeness. Therefore, the Company agrees to indemnify, hold harmless and defend the Consultant, its directors, officers, employees and agents from and against any and all claims, actions, proceedings, losses, liabilities, costs and expenses (including without limitation, reasonable attorney's fees) incurred by any of them in connection with or as a result of any inaccuracy, incompleteness or omission of information given to the Consultant by the Company's officers, directors, agents or employees.

                 16. COUNTERPARTS. This Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same instrument, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for more than one such counterpart.

                                        Very truly yours,

                                        LEW LIEBERBAUM & CO., INC.



                                        By:__________________________________
                                           Leonard A. Neuhaus,
                                           Chief Financial Officer
                                           Chief Operating Officer

AGREED AND ACCEPTED:
ALL AMERICAN SEMICONDUCTOR, INC.


By:_________________________________
   Name:
   Title:




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